Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Twinlab Corporation on Form S-8 of our report dated March 16, 1999 appearing in the Annual Report on Form 10-K of Twinlab Corporation for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP


Jericho, New York
January 13, 2000.


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